UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2016

Wingstop Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37425	47-3494862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 LBJ Freeway, 5th Floor, Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (972) 686-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 20, 2016, Wingstop Inc. (the “Company”) issued a press release announcing that the Company’s Board of Directors (the “Board”), upon recommendation by the Company’s Nominating and Corporate Governance Committee, elected Wesley S. McDonald to serve as an independent Class II director of the Company, effective May 18, 2016. Mr. McDonald has also been appointed to serve as Chairman of the Company’s Audit Committee, effective May 18, 2016.

Mr. McDonald will be entitled to receive compensation under the Company’s Compensation Program for Non-Employee Independent Directors (the “Director Compensation Program”), as described below, including a grant of restricted stock. In addition, Mr. McDonald will also enter into the Company’s standard indemnification agreement with directors.

A copy of the Company’s press release announcing Mr. McDonald’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Concurrent with Mr. McDonald’s appointment, the Board approved adjustments to the Director Compensation Program for its non-employee independent directors. The adjustments to the Director Compensation Program are intended to better align the compensation of non-employee independent directors with the interests of the Company’s stockholders. The adjusted terms of the Director Compensation Program are as follows:

•	an annual cash retainer of $50,000, payable in quarterly installments of $12,500; and

•	an annual equity award of $50,000 in the form of restricted stock having a three-year vesting period.

The Director Compensation Program also provides for additional cash retainers for committee members, consisting of a $15,000 annual retainer for the Audit Committee chairperson, a $10,000 annual retainer for the Compensation Committee chairperson, a $5,000 annual retainer for the Nominating and Corporate Governance Committee chairperson and a $2,500 annual retainer per committee for each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee other than the chairperson. The Company will also reimburse directors of all reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including travel expenses in connection with Board and committee meetings.

Under the Director Compensation Program, each non-employee independent director is expected to beneficially own shares of the Company’s stock with an aggregate fair market value of at least $150,000 after the later of five years following the Company’s initial public offering or five years after joining the Board.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated May 20, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 20, 2016

WINGSTOP INC.

By:	/s/ Michael F. Mravle
Michael F. Mravle
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated May 20, 2016.